As filed with the Securities and Exchange Commission on September 21, 2010
Registration No. 333-156238

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Metro Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	6022	25-1834776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3801 Paxton Street
Harrisburg, Pennsylvania 17111
800-653-6104
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary L. Nalbandian
Chairman, President and Chief Executive Officer
Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, Pennsylvania 17111
800-653-6104

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Mary Alice Busby, Esq.
Mette, Evans & Woodside
1105 Berkshire Boulevard
 Suite 320
Wyomissing, Pennsylvania 19610
(717) 232-5000

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    [   ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

DE-REGISTRATION OF UNSOLD SECURITIES

Pursuant to Registration Statement No. 333-156238 on Form S-4, filed on December 17, 2008 and becoming effective on February 5, 2009, Metro Bancorp,  Inc., a Pennsylvania corporation, formerly known as Pennsylvania Commerce Bancorp, Inc., registered 5,009,227 shares of its common stock, $1.00 par value per share.  These shares were registered for issuance in connection with a proposed merger of Republic First Bancorp, Inc. with and into the Registrant. On March 15, 2010, Metro Bancorp, Inc. and Republic First Bancorp, Inc. terminated their November 7, 2008 Agreement and Plan of Merger.  The Registrant hereby removes from registration all 5,009,227 shares of common stock registered for the proposed merger due to the termination of the merger agreement.  This Post-Effective Amendment No. 1 will also serve to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Harrisburg, Commonwealth of Pennsylvania, on September 21, 2010.

METRO BANCORP, INC. (Registrant)

Dated September 21, 2010	By:	/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Nalbandian	Chairman of the Board, President and Director (Principal Executive Officer)	September 21, 2010
Gary L. Nalbandian

/s/ Mark A. Zody	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 21, 2010
Mark A. Zody

*	Director	September 21, 2010
James R. Adair

*	Director	September 21, 2010
John J. Cardello

*	Director	September 21, 2010
Douglas S. Gelder

*	Director	September 21, 2010
Alan R. Hassman

*	Director	September 21, 2010
Howell C. Mette

*	Director	September 21, 2010
Michael A. Serluco

*	Director	September 21, 2010
Samir J. Srouji, M.D.

*By: /s/ Mark A. Zody
Mark A. Zody
Attorney-in-Fact